                                                                    Exhibit 32.2

                                  CERTIFICATION

      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Stonepath Group, Inc. (the "Company") hereby certifies that the Company's Annual Report on Form 10-K for the period ending December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: March 31, 2005                     By: /s/ Thomas L. Scully
                                             --------------------
                                             Thomas L. Scully
                                             Chief Financial Officer, Vice
                                             President and Controller

      This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Report or as a separate disclosure document.

      A signed original of this written statement required by Section 906 has been provided to Stonepath Group, Inc. and will be retained by Stonepath Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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